EXHIBIT 23
CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 333-11281, 333-17593,
333-29787, 333-39693, 333-52357, 333-79599, 333-87635, 333-89891, 333-51380, 333-57698, 333-67292) of PTEK Holdings, Inc. of our report dated June 21, 2002 relating to the financial statements of PTEK Holdings, Inc. 401(k) Plan, which appears in this Form 11-K.

/s/ PricewaterhouseCoopers LLP

Atlanta, GA
June 26, 2002